Exhibit 10.3

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT
This Third Amendment to Second Amended and Restated Distribution Agreement (this “Amendment”) is between The Medicines Company, a Delaware corporation with offices at 8 Sylvan Way, Parsippany, NJ 07054 (“MDCO”), and Integrated Commercialization Solutions, Inc., a California corporation with offices at 3101 Gaylord Parkway, Frisco, TX 75034 (“Distributor”). This Amendment is effective as of April 23, 2012 (the “Amendment Effective Date”). MDCO and Distributor shall, at times throughout this Amendment, be referred to individually as a “Party” and collectively as the “Parties”.
RECITALS

A.
MDCO and Distributor are parties to a Second Amended and Restated Distribution Agreement effective as of October 1, 2010, as amended by the First Amendment dated July 1, 2011 and the Second Amendment dated September 1, 2011 (the “Agreement”);

B.	Under the Agreement, among other things, MDCO engaged Distributor to perform distribution services for certain of MDCO's pharmaceutical products; and

C.	The Parties now wish to amend the Agreement in certain respects.

AMENDMENT
NOW THEREFORE, the parties agree as follows:

1.
Defined Terms. Capitalized terms in this Amendment that are not defined in this Amendment have the meanings given to them in the Agreement. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

2.	Exhibit D. The Parties agree that Exhibit D to the Agreement is hereby deleted in its entirety and replaced with the attached Revised Exhibit D.

3.
No Other Changes. Except as otherwise provided in this Amendment, the terms and conditions of the Agreement will continue in full force, nothing in the Amendment modifies any term or provision in the Agreement or the Continuing Guaranty.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

INTEGRATED COMMERCIALIZATION SOLUTIONS, INC.	THE MEDICINES COMPANY
By:/s/ Stephen W. McKinnis	By:/s/ Steve Wesley
Name:Stephen W. McKinnis	Name:Steve Wesley
Title:VP Finance	Title:Sr. Director Commercial Dist.

REVISED EXHIBIT D
Fee Schedule

Services		Fee

A.	Marketing, Sales, Customer Service and Distribution
	Fees include the following	Percentage of WAC (see below)
• Warehousing Management and Inventory Administration
• Customer Service / Order Entry
• Marketing and Distribution Services
• Invoicing and Accounts Receivable Management
• Direct Account Set Up
• Information Technology

	Wholesaler Stocking	Percent of WAC
	Angiomax and Angiomax NovaPlus	[**]%
	Cleviprex	[**]%
	Argatroban	[**]%

	Drop-Shipments / Direct Accounts	Percent of WAC
	Angiomax and Angiomax NovaPlus	[**]%
	Cleviprex	[**]%
	Argatroban	[**]%
	**Direct to End-User Fee - Cleviprex Only	$[**]/shipment additional fee
	***Freight Upcharge (does not include Cleviprex)	MDCO to reimburse Distributor for upgrade From Ground to Next Day Saver or Next Day Air

B.	Contract Pricing (provided in Section 5.4)
MDCO will reimburse Distributor monthly for any MDCO Contract sales administered as a direct price (anything less than current WAC of the product) at time of sale. Reimbursement amount to Distributor is current WAC at time of contract sale minus contract price.
Any direct pricing will be provided by MDCO to Distributor.

C.	Pricing Actions

Distributor shall realize no benefit or penalty from pricing actions. In the event of a price increase on the Products, Distributor shall deduct the difference in value of the Products held in Distributor inventory held on the day prior to the price increase. For example, the day prior to the price increase the value of the products is $1,000,000 and a 6% price increase raises the value of the same inventory to $1,060,000 on the same number of units of Products. Distributor shall deduct the difference, $60,000, from the next Service Fee.
In the event of a price decrease on the Products, Distributor shall add the difference in value of the Products held in Distributor inventory held on the day prior to the price decrease. For example, the day prior to the price decrease the value of the products is $1,000,000 and a 6% price decrease lowers the value of the same inventory to $940,000 on the same number of units of Products. Distributor shall add the difference, $60,000, to the next Service Fee.

D.	Early Renewal Incentive

In recognition of MDCO's early renewal of agreement, Distributor will reduce all monthly invoices for the term of this Agreement by an amount equal to $[**] or $[**] over 36 months.